Exhibit 99.3

Optimer Pharmaceuticals, Inc.

10110 Sorrento Valley Road, Suite C

San Diego, CA  92121

October 2, 2008

Kevin Poulos

Optimer Pharmaceuticals, Inc.

10110 Sorrento Valley Road, Suite C

San Diego, CA  92121

Re:          Amendment to Agreement Regarding Employment Terms

Dear Kevin:

This Amendment (the “Amendment”) to your Letter Agreement with Optimer Pharmaceuticals, Inc. (the “Company”) dated June 15, 2006 (the “Agreement”) amends the terms and conditions of the Agreement to the extent provided herein.  The Company is proposing to adopt a Severance Benefit Plan in which you may be eligible to participate (the “Plan”).  In exchange for the potential benefits you may receive under the Plan, by your acknowledgement below, you will forego your severance benefits currently set forth in the Agreement.

Contingent and effective upon the Company’s Compensation Committee or Board of Directors duly adopting the Plan, Section 5 of the Agreement shall be deleted in its entirety and of no further force or effect.

Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Please sign this Amendment and return it to the Company at your earliest convenience.

Sincerely,

OPTIMER PHARMACEUTICALS, INC.

By:	/s/ John D. Prunty
John D. Prunty
Chief Financial Officer

ACCEPTED AND AGREED:

/s/ Kevin Poulos
Kevin Poulos